Exhibit 3.5

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 12:00 PM 11/04/1992 722309114 – 2314830

CERTIFICATE OF INCORPORATION

OF

ALUMAX BUILDING PRODUCTS, INC.

1.     The name of the corporation is:

Alumax Building Products, Inc.

2.     The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware. The name of its registered agent at such address is The Corporation Trust Company.

3.     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.     The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such share is One Dollar ($l.00) amounting in the aggregate to One Thousand Dollars ($1,000).

5.     The board of directors is authorized to make, alter or repeal the bylaws of the corporation. Election of directors need not be by written ballot.

6.     The name and mailing address of the incorporator is:

R. P. Wolf
5655 Peachtree Parkway
Norcross, Georgia 30092-2812

7.     The corporation is to have perpetual existence.

8.     A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

Any repeal or modification of the provisions of this Article by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation with respect to any act or omission occurring prior to the effective date of such repeal or modification.

If the General Corporation Law of Delaware hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended General Corporation Law of Delaware.

In the event that any of the provisions of this Article (including any provision within a single sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the fullest extent permitted by law.

9.     Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

10.   Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation.

11.   The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 1st day of November, 1992.

/s/ R. P. Wolf
R. P. Wolf, Incorporator

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 11:30 AM 09/20/1996 960273379 – 2314830

ALUMAX BUILDING PRODUCTS INC.

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

ALUMAX BUILDING PRODUCTS INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify:

FIRST:     That the Board of Directors of the Corporation by unanimous written consent dated September 19, 1996, duly adopted the following resolution:

RESOLVED, that the board of Directors hereby request the Sole Stockholder of the Corporation to consider amendment of Article 1 of the Certificate of Incorporation of the Corporation so that it shall read:

1.     The name of the corporation is :

Amerimax Building Products, Inc.

SECOND:     That the Sole Stockholder of the Corporation, by written consent dated September 19, 1996, duly adopted the following resolution:

RESOLVED, that the Sole Stockholder, hereby directs that Article 1 of the Certificate of Incorporation of the Corporation be amended to read:

1.     The name of the Corporation is:

Amerimax Building Products, Inc.

THIRD:     That the aforesaid amendment were duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by Ms. Helen M. Feeney, its Vice President and Secretary and attested by Ms. Carla M. Brown, its Assistant Secretary, this 19th day of September, 1996

ALUMAX BUILDING PRODUCTS, INC.

		By:	/s/ Helen M. Feeney
Helen M. Feeney
ATTEST:			Vice President and Secretary

By:	/s/ Carla M. Brown
Carla M. Brown
Assistant Secretary

State of Delaware Secretary of State Division of Corporations Delivered 08:35 PM 12/29/2004 FILED 08:35 PM 12/29/2004 SRV 040951798 – 3904888 FILE

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

AMERIMAX LAMINATED PRODUCTS. INC.

WITH AND INTO

AMERIMAX BUILDING PRODUCTS, INC.

* * * * * * * * * * * * * * * *

Amerimax Building Products, Inc., a corporation organized and existing under the laws of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST:       That this corporation was incorporated on the 4th day of November, 1992, pursuant to the General Corporation Law of the of the State of Delaware.

SECOND:       That this corporation owns all of the outstanding shares of stock of Amerimax Laminated Products, Inc., a corporation incorporated on the 14th day of May, 1987, pursuant to the General Corporation Law of the State of Indiana.

THIRD:       That this corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members, filed with the minutes of the Board determined to and did merge into itself said Amerimax Laminated Products, Inc.:

RESOLVED, that the Board of Directors of the Company deems it advisable and in the best interest of the Company and recommends that Amerimax Laminated Products, Inc., an Indiana corporation (“ALP”) be merged (the “Merger”) with and into the Company upon the terms and conditions set forth in the Agreement and Plan of Merger dated as of December 29, 2004 (the “Plan of Merger”) by and between the Company and ALP; and further

RESOLVED, that the form, terms and provisions of the Plan of Merger providing for (i) the Merger; (ii) the transfer to and the vesting in the Company of all of the property, rights, interests and other assets of ALP; and (iii) the assumption by the Company of the liabilities and obligations of ALP be, and hereby are, approved and adopted; and that the officers of the Company be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, and under its corporate seal or otherwise, to execute, deliver and perform the Plan of Merger in substantially the form and substance attached hereto as Exhibit A, with such changes therein and modifications thereto as such officers shall, in their sole discretion with the advice of counsel, deem necessary or advisable, such execution, delivery and performance to be conclusive evidence of such approval on behalf of the Company; and further

RESOLVED, that (i) the officers of the Company be, and each of them hereby is, authorized, empowered and directed to execute and file with the Certificate of Ownership and Merger with the Office of the Secretary of State of the State of Delaware effecting the Merger.

RESOLVED, that the officers of the Company are hereby authorized and directed, in the name and on behalf of the Company, to execute and deliver all other documents, certificates and instruments, and to do and perform any and all such further acts and deeds, as they may deem necessary or advisable to carry out the intent and accomplish the foregoing resolutions and the transactions contemplated thereby and that all of the acts and deeds of the officers which are consistent with the purposes and intent of such resolutions be, and hereby are, in all respects, affirmed, ratified and approved as the acts and deeds of the Company.

FOURTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of Amerimax Building Products, Inc. at any time prior to the time that this merger filed with the Secretary of State becomes effective.

IN WITNESS WHEREOF, said Amerimax Building Products, Inc. has caused this Certificate to be signed by R. Scott Vansant, its Secretary, as of the 29 day of December, 2004.

AMERIMAX BUILDING PRODUCTS, INC.

By:	/s/ R. Scott Vansant
	Name:	R. Scott Vansant
	Title:	C.F.O & Secretary

State of Delaware Secretary of State Division of Corporations Delivered 08:35 PM 12/29/2004 FILED 08:36 PM 12/29/2004 SRV 040951801 – 2314830 FILE

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

AMERIMAX COATED PRODUCTS, INC.

WITH AND INTO

AMERIMAX BUILDING PRODUCTS, INC.

* * * * * * * * * * * * * * * *

Amerimax Building Products, Inc., a corporation organized and existing under the laws of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST:            That this corporation was incorporated on the 4th day of November, 1992, pursuant to the General Corporation Law of the of the State of Delaware.

SECOND:       That this corporation owns all of the outstanding shares of stock of Amerimax Coated Products, Inc., a corporation incorporated on the 23rd day of May, 1994, pursuant to the General Corporation Law of the State of Delaware.

THIRD:          That this corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members, filed with the minutes of the Board determined to and did merge into itself said Amerimax Coated Products, Inc.:

RESOLVED, that the Board of Directors of the Company deems it advisable and in the best interest of the Company and recommends that Amerimax Coated Products, Inc., a Delaware corporation (“ACP”) be merged (the “Merger”) with and into the Company upon the terms and conditions set forth in the Agreement and Plan of Merger dated as of December 29, 2004 (the “Plan of Merger”) by and between the Company and ACP; and further

RESOLVED, that the form, terms and provisions of the Plan of Merger providing for (i) the Merger; (ii) the transfer to and the vesting in the Company of all of the property, rights, interests and other assets of ACP; and (iii) the assumption by the Company of the liabilities and obligations of ACP be, and hereby are, approved and adopted; and that the officers of the Company be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, and under its corporate seal or otherwise, to execute, deliver and perform the Plan of Merger in substantially the form and substance attached hereto as Exhibit A, with such changes therein and modifications thereto as such officers shall, in their sole discretion with the advice of counsel, deem necessary or advisable, such execution, delivery and performance to be conclusive evidence of such approval on behalf of the Company; and further

RESOLVED, that (i) the officers of the Company be, and each of them hereby is, authorized, empowered and directed to execute and file with the Certificate of Ownership and Merger with the Office of the Secretary of State of the State of Delaware effecting the Merger.

RESOLVED, that the officers of the Company are hereby authorized and directed, in the name and on behalf of the Company, to execute and deliver all other documents, certificates and instruments, and to do and perform any and all such further acts and deeds, as they may deem necessary or advisable to carry out the intent and accomplish the foregoing resolutions and the transactions contemplated thereby and that all of the acts and deeds of the officers which are consistent with the purposes and intent of such resolutions be, and hereby are, in all respects, affirmed, ratified and approved as the acts and deeds of the Company.

FOURTH:       That this corporation survives the merger and may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of Amerimax Coated Products, Inc. as well as for enforcement of any obligation of the surviving corporation arising from the merger, including any suit or other proceeding to enforce the right of any stockholder as determined in appraisal proceedings pursuant to the provisions of Section 262 of the General Corporation Law of the State of Delaware, and it does hereby irrevocably appoint the Secretary of State of Delaware as its agent to accept service of process in any such suit or other proceeding. The address to which a copy of such process shall be mailed by the Secretary of State of Delaware is 5445 Triangle Parkway, Suite 350, Norcross, Georgia 30092, until the surviving corporation shall have hereafter designated in writing to the said Secretary of State a different address for such purpose. Service of such process may be made by personally delivering to and leaving with the Secretary of State of Delaware duplicate copies of such process, one of which copies the Secretary of State of Delaware shall forthwith send by registered mail to Amerimax Building Products, Inc. at the above address.

FIFTH:       Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of Amerimax Building Products, Inc. at any time prior to the time that this merger filed with the Secretary of State becomes effective.

IN WITNESS WHEREOF, said Amerimax Building Products, Inc. has caused this Certificate to be signed by R. Scott Vansant, its Secretary, as of the 29 day of December, 2004.

AMERIMAX BUILDING PRODUCTS, INC.

By:	/s/ R. Scott Vansant
Name: R. Scott Vansant
Title: C.F.O & Secretary